UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2004, we entered into a new employment agreement with Brian R. Gamache, our President and Chief Executive Officer. This agreement replaces the previous employment agreement with Mr. Gamache, dated June 15, 2001, as amended. Pursuant to the agreement, Mr. Gamache has agreed to continue to serve as our President and Chief Executive Officer and perform such other duties as may be requested by our Board of Directors from time to time during the term of the agreement. The agreement term expires on December 31, 2007, subject to automatic rolling extensions so that the term of Mr. Gamache’s employment shall at no time be less than two years.

Under the agreement, Mr. Gamache will receive a base salary of $700,000 per year. Mr. Gamache has the opportunity to earn a bonus of up to 280% of his base salary pursuant to an annual performance based program to be established by us. Mr. Gamache may participate in all benefit plans and perquisites generally available to our senior executives.

Upon the termination of Mr. Gamache’s employment for any reason, whether by us or Mr. Gamache, he will receive the retirement benefits, payable in installments, specified under the agreement which are equal to one-half of Mr. Gamache’s salary at the time of retirement, but not less than $350,000 or more than $500,000 per year, for a term that is the lesser of: (a) 10 years, or (b) the number of years Mr. Gamache is employed by WMS, beginning March 21, 2000. If Mr. Gamache is disabled for more than 90 consecutive days or 6 months in any 12-month period during the term of the agreement and is not able to resume his duties within 30 days of notice of disability, Mr. Gamache’s employment will terminate, and he will receive the retirement benefits specified under the agreement. In the event of Mr. Gamache’s death, his designated beneficiaries will continue to receive salary payments for a period of six months after the date of his death and will receive the retirement benefits that would otherwise have been paid to Mr. Gamache.

We may terminate the agreement “for cause,” which includes dishonesty or failure to follow the reasonable direction of our Board of Directors. Mr. Gamache may terminate the agreement for “good reason” upon the occurrence of: (a) a material breach by WMS of any material provision of the agreement, (b) the placement of Mr. Gamache in a position of lesser status, (c) the assignment to Mr. Gamache of duties inconsistent with his current positions, (d) the reduction of the compensation to which he is entitled under the agreement, (e) his removal from the Board or (f) the relocation of our headquarters to a location more than 40 miles farther from his current place of residence than the present location of our headquarters. Upon any termination by Mr. Gamache for good reason, or by us without cause, we would be obligated to pay Mr. Gamache: (w) a lump sum payment equal in amount to Mr. Gamache’s base salary through the date of termination, less any payments previously made; (x) the pro rata bonus which would have been payable during the current year; (y) an amount equal to three times the sum of his base salary plus a bonus amount equal to the average annual cash bonus paid to Mr. Gamache over the immediately preceding two fiscal years; and (z) the retirement benefits which would have been payable in the event of retirement on the date of termination. In addition, all of Mr. Gamache’s unvested stock options and stock equity grants would immediately vest.

Mr. Gamache also may terminate the agreement if either of the following change of control events occurs: (a) the individuals who presently constitute our Board of Directors, or successors approved by these Board members or their successors, cease for any reason to constitute at least a majority of the Board or (b) both of the following occur (i) any person or entity or group of affiliated persons or entities who are not the owner of at least 15% of our outstanding voting securities on December 27, 2004, acquire more than 25% of our outstanding voting securities and (ii) Mr. Gamache remains employed by us for a period of 180 days thereafter. If either such a change of control event occurs and Mr. Gamache gives timely notice: (a) all of Mr. Gamache’s unvested stock options and stock equity grants will immediately vest; (b) we will be required to pay him any accrued salary and the pro rata bonus which would have been payable during the current year had he remained employed; (c) we will be required to pay him a lump sum of three times the sum of his base salary plus a bonus amount equal to the average annual cash bonus paid to Mr. Gamache over the immediately preceding two fiscal years; (c) all of his retirement benefits would be payable as if he had retired on the date of such change of control; and (d) all health benefits provided to Mr. Gamache under the agreement shall continue for 18 months thereafter. All of Mr. Gamache’s unexpired unvested options and stock equity grants also will immediately vest upon the occurrence of (x) Mr. Gamache’s death; (y) Mr. Gamache’s termination by reason of permanent disability; or (z) the acquisition of more than 25% of our outstanding voting securities by any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding voting securities on December 27, 2004.

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If payments made to Mr. Gamache under the agreement after a change of control are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, or the Code, additional compensation is required to be paid to Mr. Gamache to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Under Section 4999 of the Code, in addition to income taxes, the recipient of “excess parachute payments” is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change of control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change of control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits

Exhibits	Description
10.1	Employment Agreement, dated December 27, 2004, between WMS Industries Inc. and Brian R. Gamache

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

Date: December 30, 2004	By:	/s/ Kathleen J. McJohn
Kathleen J. McJohn Vice President, General Counsel and Secretary

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Exhibit Index

Exhibits	Description
10.1	Employment Agreement, dated December 27, 2004, between WMS Industries Inc. and Brian R. Gamache